As filed with the Securities and Exchange Commission on May 1, 2015
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 1, 2015
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OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On May 1, 2015, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its first quarter 2015 earnings. A copy of the May 1, 2015 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated May 1, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 1, 2015 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated May 1, 2015

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Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2015
Earnings and Announces Quarterly Dividend

New York, May 1, 2015 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $5.7 million or $0.42 basic earnings per share for the first quarter of 2015 compared with net income of $3.2 million or $0.24 basic earnings per share for the first quarter of 2014, an increase in net income of 77.4%. Income before income tax provision was $9.9 million for the first quarter of 2015 compared with income before income tax provision of $5.1 million for the first quarter of 2014, an increase of 92.8%. Revenue for the first quarter of 2015 was $245.6 million compared with $255.2 million for the first quarter of 2014, a decrease of 3.8%.

Summary Operating Results (Unaudited)
('000s, except Earnings Per Share and Book Value Per Share)
	For the 3-Months Ended
	3/31/2015	3/31/2014	% Change
Revenue	$245,561	$255,168	(3.8)
Income Before Income Tax Provision	$9,851	$5,109	92.8
Net Income (1)	$5,719	$3,224	77.4
Earnings Per Share (1)
Basic	$0.42	$0.24	75.0
Diluted	$0.40	$0.23	73.9
Weighted Average Number of Common Shares Outstanding
Basic	13,704	13,537	1.2
Diluted	14,282	14,115	1.2
	As of:
	3/31/2015	3/31/2014	% Change
Book Value Per Share	$38.60	$38.56	0.1
Tangible Book Value Per Share	$26.25	$26.10	0.6

(1) Attributable to Oppenheimer Holdings Inc.

Equity markets in the U.S. continued on an upward trend with the S&P 500 returning 0.4% for the first quarter of 2015. Strong performance came from small and mid-cap stocks while large cap stocks under-performed due to market expectations that large multinational firms will be adversely impacted by the strong U.S. dollar. Bond market volatility continued due to uncertainty around Federal Reserve action on short-term interest rates, oil prices, and foreign currency volatility. U.S. economic growth moderated somewhat during the first quarter of 2015 as labor market conditions improved early in the first quarter of 2015 but weakness in consumer spending and economic reports from Europe and China lowered expectations for economic growth in the U.S. going forward and the level of corporate investment due to weakness emanating from the energy sector.

Albert G. Lowenthal, Chairman and CEO commented, “The Company is pleased with the earnings improvement for the period which reflects continued growth in our fee-based business. However, the decline in overall revenue reflects continued investor uncertainty and an overall reduction in activity levels by our clients. Investment banking results were lower due to declines in both mergers and acquisitions activity and, to a lesser extent, equities underwriting activity. The Commercial Mortgage Banking business performed well due to higher loan modifications during the period.

The increase in earnings was the result of a significant reduction in provisions related to legal and regulatory matters compared to the same period last year. The Company will continue to invest in the people and systems necessary to oversee its business and continue its compliance initiatives as we believe that these investments will greatly reduce legal and regulatory issues and related costs going forward. We recognize the importance of this investment to the long term success of our company and believe that we have made meaningful progress in providing the framework for greater awareness throughout our firm of the regulatory environment in which we are operating and the expectations that we have for each and every employee to incorporate these mandates into their everyday activities and behavior. The trust and confidence of our clients continues to be paramount as we build our business for a successful future.”

Financial Highlights

•
Commission revenue was $109.7 million for the first quarter of 2015, a decrease of 10.2% compared with $122.1 million for the first quarter of 2014 due to a lower financial adviser headcount coupled with reduced transaction volumes from retail investors during the first quarter of 2015.

•
Advisory fees were $71.0 million during the first quarter of 2015, an increase of 4.0% compared with $68.2 million for the first quarter of 2014 due to increases in advisory fees on traditional managed products.

•
Investment banking revenue decreased 18.6% to $27.3 million for the first quarter of 2015 compared with $33.5 million for the first quarter of 2014 due to lower fees from mergers and acquisitions activity during the first quarter of 2015.

•
Principal transactions revenue increased 110.4% to $18.6 million during the first quarter of 2015 compared with $8.8 million for the first quarter of 2014 primarily due to higher volumes and dollar-value of loan modifications of commercial mortgages during the first quarter of 2015.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended
	3/31/2015	3/31/2014	% Change
Revenue
Private Client	$139,932	$147,820	(5.3)
Asset Management	24,461	24,610	(0.6)
Capital Markets	72,166	77,881	(7.3)
Commercial Mortgage Banking	8,386	4,872	72.1
Corporate/Other	616	(15)	*
	245,561	255,168	(3.8)
Income (Loss) Before Income Tax Provision
Private Client	16,757	10,308	62.6
Asset Management	7,886	7,683	2.6
Capital Markets	6,735	11,184	(39.8)
Commercial Mortgage Banking	4,037	1,849	118.3
Corporate/Other	(25,564)	(25,915)	(1.4)
	$9,851	$5,109	92.8

* Not comparable

Private Client

Private Client reported revenue of $139.9 million for the first quarter of 2015, 5.3% lower than the first quarter of 2014, due to decreases in transaction-based business partially offset by increases in advisory fees earned on traditional managed products during the first quarter of 2015. Income before income tax provision was $16.8 million for the first quarter of 2015, an increase of 62.6% compared with the first quarter of 2014 due to decreases in legal and regulatory costs and share-based compensation expenses during the first quarter of 2015.

•	Client assets under administration were $88.0 billion at March 31, 2015 compared to $87.3 billion at December 31, 2014, an increase of 0.8%.

•
Financial adviser headcount was 1,301 at the end of the first quarter of 2015, down from 1,390 at the end of the first quarter of 2014, as a result of headcount reductions of financial advisers who did not meet our current standards for productivity and client service.

•	Retail commissions were $65.8 million for the first quarter of 2015, a decrease of 17.1% from the first quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $48.0 million for the first quarter of 2015, an increase of 6.1% over the first quarter of 2014 (see Asset Management below for further information).

•
Money market fee waivers totaled $5.5 million during the first quarter of 2015 versus waivers of $7.9 million during the first quarter of 2014. The decline in money market fee waivers was due to the movement of client assets out of money market fund products and into FDIC-insured bank deposits reflecting the upcoming changes in regulatory rules that govern money market fund products which will make such temporary investment vehicles significantly less attractive to investors. The Company will be discontinuing the offering of retail money market funds and expects that all client money market fund balances will be transferred to FDIC-insured bank deposits by the end of the second quarter of 2015.

Asset Management

Asset Management reported revenue of $24.5 million for the first quarter of 2015, 0.6% lower than the first quarter of 2014. Income before income tax provision was $7.9 million for the first quarter of 2015, an increase of 2.6% compared with the first quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $23.1 million for the first quarter of 2015, an increase of 0.3% over the first quarter of 2014. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $25.9 billion at December 31, 2014 ($25.3 billion at December 31, 2013) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 3.9% to $26.6 billion at March 31, 2015, compared to $25.6 billion at March 31, 2014, which is the basis for advisory fee billings for the second quarter of 2015. The increase in AUM was comprised of asset appreciation of $0.8 billion and net new assets of $0.2 billion.

Capital Markets

Capital Markets reported revenue of $72.2 million for the first quarter of 2015, 7.3% lower than the first quarter of 2014, primarily due to lower fees from mergers and acquisitions activity during the first quarter of 2015. Income before income tax provision was $6.7 million for the first quarter of 2015, a decrease of 39.8% compared with income before income tax provision of $11.2 million for the first quarter of 2014.

•	Institutional equities commissions were $28.6 million for the first quarter of 2015, a decrease of 1.7% compared with the first quarter of 2014.

•
Advisory fees from investment banking activities decreased 56.2% to $5.9 million in the first quarter of 2015 compared with the prior year quarter due to a decrease in mergers and acquisitions activity during the first quarter of 2015.

•	Equity underwriting fees decreased 4.0% to $13.4 million for the first quarter of 2015 compared with the first quarter of 2014.

•	Revenue from Taxable Fixed Income increased 9.6% to $18.9 million for the first quarter of 2015 compared with the first quarter of 2014.

•	Public Finance and Municipal Trading revenue decreased 3.7% to $4.8 million for the first quarter of 2015 compared with the first quarter of 2014.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $8.4 million for the first quarter of 2015, 72.1% higher than the first quarter of 2014, primarily due to an increase in loan modifications of commercial mortgages during the first quarter of 2015. Income before income tax provision was $4.0 million for the first quarter of 2015, an increase of 118.3% compared with the first quarter of 2014.

•
Premium income earned from loan modifications was $3.5 million in the first quarter of 2015 compared with $604 thousand in the first quarter of 2014 as the Company modified 8 commercial loans (5 in the first quarter of 2014) with an aggregate principal loan balance of $92.1 million ($16.6 million in the first quarter of 2014).

•
Loan origination fees for the first quarter of 2015 were $401 thousand, a decrease of 41.3% compared with the first quarter of 2014, as the Company originated 2 commercial loans (5 in the first quarter of 2014) with an aggregate principal loan balance of $8.7 million ($62.4 million in the first quarter of 2014).

•	Net servicing revenue for the first quarter of 2015 was $1.5 million compared with $1.3 million for the comparable period in 2014, an increase of 15.4%.

•	Principal loan balances related to servicing activities totaled $4.0 billion at March 31, 2015, up 2.6% from March 31, 2014.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $163.1 million during the first quarter of 2015, a decrease of 5.2% compared to the first quarter of 2014. The decrease was due to lower production and incentive compensation expenses as well as lower share-based compensation expenses during the first quarter of 2015. Compensation and related expenses as a percentage of revenue was 66.4% during the first quarter of 2015 compared to 67.4% during the first quarter of 2014.

Non-Compensation Expenses

Non-compensation expenses were $72.6 million during the first quarter of 2015, a decrease of 7.0% compared to $78.1 million during the same period in 2014 primarily due to lower legal and regulatory costs during the first quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the first quarter of 2015 was 37.9% compared with 33.1% for the first quarter of 2014.

Balance Sheet and Liquidity

•	At March 31, 2015, total equity was $536.7 million compared with $533.7 million at December 31, 2014.

•	At March 31, 2015, book value per share was $38.60 (compared with $38.71 at December 31, 2014) and tangible book value per share was $26.25 (compared with $26.27 at December 31, 2014).

•
The Company’s level 3 assets, primarily auction rate securities, were $119.7 million at March 31, 2015 (compared with $108.7 million at December 31, 2014). The increase in level 3 assets was due to increases in auction rate securities and interest rate lock commitments during the first quarter of 2015.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on May 29, 2015 to holders of Class A non-voting and Class B voting common stock of record on May 15, 2015.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 93 offices in 24 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended
	3/31/2015	3/31/2014	% Change
REVENUE
Commissions	$109,695	$122,138	(10.2)
Advisory fees	70,966	68,205	4.0
Investment banking	27,305	33,524	(18.6)
Interest	11,035	12,390	(10.9)
Principal transactions, net	18,555	8,817	110.4
Other	8,005	10,094	(20.7)
	245,561	255,168	(3.8)

EXPENSES
Compensation and related expenses	163,091	171,950	(5.2)
Communications and technology	17,168	16,734	2.6
Occupancy and equipment costs	15,778	15,397	2.5
Clearing and exchange fees	6,402	5,892	8.7
Interest	3,910	5,164	(24.3)
Other	29,361	34,922	(15.9)
	235,710	250,059	(5.7)

Income before income tax provision	9,851	5,109	92.8
Income tax provision	3,730	1,689	120.8
Net income for the period	6,121	3,420	79.0
Less net income attributable to non-controlling interest, net of tax	402	196	105.1
Net income attributable to Oppenheimer Holdings Inc.	$5,719	$3,224	77.4

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$0.42	$0.24	75.0
Diluted	$0.40	$0.23	73.9

Weighted Average Number of Common Shares Outstanding
Basic	13,704	13,537	1.2
Diluted	14,282	14,115	1.2